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                                    EXHIBIT H.(V)

                Amended and Restated Administrative Services Agreement


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                                 AMENDED AND RESTATED
                          ADMINISTRATIVE SERVICES AGREEMENT

THIS AGREEMENT is made as of the 30th day of September, 1998, by and between Hartford Life Insurance Company ("HL"), an insurance company organized and existing under the laws of the State of Connecticut, and the Hartford HLS Funds listed on Exhibit A, attached hereto (each a "Fund" and together the "Funds").

                                 W I T N E S S E T H:

WHEREAS, each Fund desires that HL provide administrative services to the Fund upon the terms and conditions hereinafter set forth in this Agreement; and

WHEREAS, HL wishes to provide such services for the consideration and upon the terms and conditions hereinafter set forth in this Agreement;

NOW THEREFORE, in consideration of the promises and the mutual agreements herein contained, the parties hereto agree as follows:

1. HL shall arrange for and furnish at its own cost and without expense to the Fund the following personnel, services, equipment and facilities:

     (a) Office space and all necessary office facilities and equipment for the proper operation of the Fund.

     (b) All personnel necessary for the proper operation of the Fund, including clerical and other office personnel. In this respect HL shall provide from among its officers, directors and employees persons to serve as directors, officers and employees of the Fund and to pay the salaries of all such persons, provided, however, that anything herein to the contrary notwithstanding, all expenses incurred by any such director, officer or employee of the Fund in the proper performance of his or her duties as such shall be reimbursed by the Fund to such person.

     (c) Unless otherwise agreed to between the Fund and HL, the costs of preparation, printing and mailing of all sales literature and prospectuses with respect to the Fund shares other than required annual mailings of prospectuses to shareholders.

2. HL shall also furnish to the Fund such other administrative services as are necessary for the efficient operation of the Fund. Notwithstanding this commitment, however, the Fund shall assume and pay the following costs and expenses:

     (a)  Interest, taxes, and brokerage charges;

     (b) The costs of preparing, printing and filing any post-effective amendments or supplements to the registration forms of the Fund and its securities, the annual mailings of prospectuses to shareholders, and all federal and state registration, qualification and filing costs and fees with respect to the Fund and its securities;


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                                        - 2 -

     (c)  Issuance and redemption expenses;

     (d) Transfer agency and dividend and distribution disbursing agency costs and expenses;

     (e)  Custodian fees and expenses;

     (f)  Auditing and legal expenses;

     (g)  Fidelity bond premiums;

     (h) Fees and salaries of directors, officers and employees of the Fund who are not "interested persons" of HL as that term is defined in the Investment Company Act of 1940, as amended;

     (i) The costs of all annual and semiannual reports mailed to Fund shareholders, as well as all quarterly, annual and any other periodic reports required to be filed with the Securities and Exchange Commission or with any state; any notices required by federal or state regulatory authorities; and any proxy solicitation materials directed to Fund shareholders; as well as all printing and mailing costs incurred in connection with the above; and

     (j) Any expenses incurred in connection with the holding of the annual and all special meetings of the Fund shareholders.

3. As compensation for the services to be performed by HL hereunder, the Fund will pay to HL, as promptly as possible after the last day of each month, a monthly fee equal to the annual rate of .20% of the average daily net assets of the Fund.

4. Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of HL to engage in any other business or to devote his time and attention in part to the management or other aspects of any other business, whether of a similar nature or dissimilar nature, nor to limit the right of HL to engage in any other business or to render services of any kind to any other corporation, firm, individual or association.

5. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of the obligations and duties of HL hereunder, HL shall not be subject to liabilities to the Fund or to any shareholder for any act or omission in the course of, or connected with, rendering services hereunder.

6. (a) This Agreement shall become effective on the date and year first above written and shall continue in effect indefinitely unless terminated in accordance with its terms.

     (b) This Agreement (i) may be terminated at any time without the payment of any penalty either by vote of the members of the Fund's Board of Directors or by vote of the majority in interest of the Fund's shareholders on sixty days' prior written notice to HL, (ii) shall immediately terminate in the event of its assignment, and (iii) may be terminated by HL on sixty days' prior written notice to the Fund.


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                                        - 3 -

     (c) As used in this section, the term "assignment" shall have the meaning set forth for such term in the Investment Company Act of 1940, as amended.

     (d) Any notice under this section shall be given in writing, addressed and delivered, or mailed First Class Mail Post-paid, to the other party at the current office of such other party.

7. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

     IN WITNESS WHEREOF, the parties hereto have caused this amended and restated Agreement to be executed as of the day and year first above written.

                                   Hartford Advisers HLS Fund, Inc.
                                   Hartford Bond HLS Fund, Inc.
                                   Hartford Capital Appreciation HLS Fund, Inc.
                                   Hartford Dividend and Growth HLS Fund, Inc.
                                   Hartford Index HLS Fund, Inc.
                                   Hartford International Advisers HLS Fund,
                                   Inc.
                                   Hartford International Opportunities HLS
                                   Fund, Inc.
                                   Hartford MidCap HLS Fund, Inc.
                                   Hartford Mortgage Securities HLS Fund, Inc.
                                   Hartford Series Fund, Inc., on behalf of the following Series:
                                        Hartford Global Leaders HLS Fund
                                        Hartford Growth and Income HLS Fund
                                        Hartford High Yield HLS Fund
                                   Hartford Small Company HLS Fund, Inc.
                                   Hartford Stock HLS Fund, Inc.
                                   Hartford Money Market HLS Fund, Inc.


                                   By:   /s/ Joseph H. Gareau
                                      ---------------------------
                                        Joseph H. Gareau
                                        President


                                   Hartford Life Insurance Company


                                   By:   /s/ Michael O'Halloran
                                      ---------------------------
                                        Michael O'Halloran
                                        Vice President


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                                      EXHIBIT A


Hartford Advisers HLS Fund, Inc.
Hartford Bond HLS Fund, Inc.
Hartford Capital Appreciation HLS Fund, Inc.
Hartford Dividend and Growth HLS Fund, Inc.
Hartford Index HLS Fund, Inc.
Hartford International Advisers HLS Fund, Inc.
Hartford International Opportunities HLS Fund, Inc.
Hartford MidCap HLS Fund, Inc.
Hartford Mortgage Securities HLS Fund, Inc.
Hartford Series Fund, Inc., on behalf of the following Series:
     Hartford Global Leaders HLS Fund
     Hartford Growth and Income HLS Fund
     Hartford High Yield HLS Fund
Hartford Small Company HLS Fund, Inc.
Hartford Stock HLS Fund, Inc.
Hartford Money Market HLS Fund, Inc.